Revised 6/05/01

GATEWAY PLAZA

STANDARD FORM

MULTI-TENANT

LEASE AGREEMENT

TENANT: EMBASSY BANK

DATED: June 11, 2001

TABLE  OF   CONTENTS

1.	Premises, Parking and Common Areas
2.	Term
3.	Rent
4.	Security Deposit
5.	Use
6.	Maintenance, Repairs, Alterations, and Common Area Services
7.	Insurance; Indemnity
8.	Damage or Destruction
9.	Real Property Taxes
10	Utilities
11.	Assignment and Subletting
12.	Default; Remedies
13.	Condemnation
14.	Estoppel Certificate
15.	Landlord's Liability
16.	Severability
17.	Interest on Past Due Obligations
18.	Time of Essence
19.	Additional Rent
20.	Incorporation of Prior Agreements; Amendments
21.	Notices
22.	Waivers
23.	Recording
24.	Holding Over
25.	Cumulative Remedies
26.	Covenants and Conditions
27.	Binding Effect; Choice of Law
28.	Subordination
29.	Attorney's Fees

30.	Landlord's Access
31.	Auctions
32.	Signs
33.	Merger
34.	Consents
35.	Guarantor
36.	Quiet Possession
37.	Options
38.	Security Measures
39.	Easements
40.	Performance Under Protest
41.	Authority
42.	Conflict
43.	Landlord's Lien
44.	Attorneys' Fees
45.	No Implied Waiver
46.	Exterior Signs
47.	Force Majeure
48.	Transfers by Landlord
49.	Offer

50.	Brokers
51.	Consents
52.	Addendum

Exhibits

“A”  OUTLINE OF PREMISES

“B”  PLANS AND SPECIFICATIONS

“C”  RENTAL ESCALATION

“D”  ESTIMATED OPERATING EXPENSES

LEASE AGREEMENT

THIS LEASE, made this 11th day of June, 2001, by and between GATEWAY ASSOCIATES, LLC a Pennsylvania limited liability company with its principal address at 54 South Commerce Way, Suite 175, Bethlehem, Pennsylvania 18017 (hereinafter referred to as the "Landlord"); and EMBASSY BANK, a Pennsylvania state bank with its principal office at Bethlehem, Pennsylvania 18017 (hereinafter referred to as the "Tenant").

1.             PREMISES, PARKING AND COMMON AREAS.

1.1           Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the terms and conditions set forth herein, a portion of the real property situated at 10 0 Gateway Drive in Hanover Township, Northampton County, Pennsylvania, which is described as the first floor and drive-thru banking facility (hereinafter referred to as the "Premises") outlined in Exhibit "A", which is attached hereto and made a part hereof, consisting of 7,827 square feet (including the drive-thru), of leasable area, including rights to the Common Areas, as defined herein, but not including any rights to the roof of the Premises. The

Premises is a portion of the office building to be constructed (hereinafter referred to as the "Building") at 10 0 Gateway Drive, Hanover Township, Northampton County, Pennsylvania. The Premises, the Building, the Common Areas, and the land upon which same are located, together with all other improvements thereon are hereinafter collectively referred to as the "Gateway Plaza".

1.1.1           Site Plan. Tenant shall have the right to approve any changes to the Site Plan for the Building and surrounding areas including the driveway entrances to the Building. If any changes are made from the Site Plans previously provided to Tenant, Tenant shall have the right to withdraw from this Lease and receive the return of the Security Deposit.

1.2           Vehicle Parking. Tenant shall be guaranteed forty (40) vehicle parking spaces, of which fifteen (15) shall be reserved and the balance of which shall be unreserved and unassigned on those portions of the Common Areas designated by Landlord for parking. By separate letter agreement contemporaneous with the execution of this Lease, Landlord and Tenant have agreed on the location of the 15 reserved spaces. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used only for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks (hereinafter referred to as "Permitted Size Vehicles"). Vehicles other than Permitted Size Vehicles are hereinafter referred to as "Oversized Vehicles".

1.2.1.           Loading.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant, or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities, except that Tenant's bank courrier may use the front entrance for deliveries and pick-ups.

1.2.2.           Towing. Tenant acknowledges and agrees that vehicles that are loaded, unloaded or parked in areas other than designated areas may not only disturb the quiet possession of other Tenants in the Gateway Plaza, but may also be dangerous and hazardous. If Tenant permits or allows any of the prohibited activities described in Paragraph 1.2 of this Lease, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable upon demand by Landlord.

1.3           Common Areas--Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Gateway Plaza that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and other Tenants of the Gateway Plaza and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, mechanical rooms and landscaped areas.

1.4           Common Areas--Tenant's Rights.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers, and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the term hereof or under the terms of any rules and regulations or restrictions governing the use of the Gateway Plaza.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.  Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time.  In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice in addition to such other rights and remedies that it may have to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

1.5           Common Areas--Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform.  Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other Tenants of the Gateway Plaza, but shall make reasonable efforts to enforce such rules.

1.6           Common Areas- -Chancres. Landlord shall have the right, in Landlord's sole discretion, from time to time: (a) To make changes in the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas,  loading and unloading areas,  ingress, egress, direction of traffic, landscaped areas and walkways; (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Gateway Plaza, or any portion thereof;  (d) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Gateway Plaza as Landlord may, in the exercise of sound business judgment,  deem to be appropriate,  provided that any changes described in (a) ,  (b) , or (d) above do not interfere with or materially adversely affect Tenant's use of the Premises as banking offices or the use of the drive-thru by Tenant's customers.

1.6.1        No Reduction. Landlord shall at all times provide the parking facilities required by applicable law and in no event shall the number of parking spaces that Tenant is entitled to under Paragraph 1.2 be reduced.

2.             TERM.

2.1.           Term. The term of this Lease shall be for ten (10) years commencing on March 1, 2002 (hereinafter referred to as the "Commencement Date"), and ending on February 28, 2012 (hereinafter referred to as the "Termination Date"), unless sooner terminated pursuant to any provision hereof.

2.2.           Delay in Possession. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said Commencement Date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay rent or perform any other obligations of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within ninety (90) days from said Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days of the expiration of the ninety (90) day period, cancel this Lease, in which event the parties shall be discharged from all  obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within said ten (10) day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect, and in such event Tenant shall be entitled to occupy Tenant's temporary offices in the Hampton Inn & Suites, leased from Eastupland Associates, and Tenant's temporary pad site for a temporary modular building, on a rent free basis, beginning on the ninety-first day from the Commencement Date until the Premises are ready for occupancy (but in no event longer than 9 months from the Commencement Date), Tenant only being responsible for its utility costs at the temporary offices (including any hook-up charges) during such period. In calculating the ninety (90) day period from the Commencement Date, days lost as a result of Force Majeure, as defined herein, shall be in addition to such ninety (90) day period.

2.3.           Early Possession.   If Tenant occupies the Premises, or any portion thereof, prior to said Commencement Date, such occupancy (or portion thereof) shall be subject to all provisions of this Lease, such occupancy (or portion thereof) shall not advance the Termination Date, and Tenant shall pay Rent, as defined herein, for such period at the initial monthly rates set forth below.

3.           RENT.

3.1.           Base Rent.   Tenant shall pay to Landlord, as Base Rent (or "Rent") for the Premises, without any offset or deduction whatsoever, except as may be otherwise expressly provided in this Lease, on the first day of each month of the term hereof, monthly payments in advance of Thirteen Thousand Forty-five and 00/100 ($13,045.00) Dollars. Tenant shall pay Landlord upon execution hereof Thirteen Thousand Forty-five ($13,045.00) Dollars as Base Rent for March 1, 2002. Rent for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing. The annual Base Rent for each Lease year or portion thereof during the Lease Term, shall be adjusted pursuant to Exhibit "C", which is attached hereto and made a part hereof.

3.2.           Operating Expenses. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined during the term of this Lease, in accordance with the following provisions:

3.2.1           "Tenant's Share" is defined, for purposes of this Lease, as Thirty-three (33%) percent;

3.2.2           "Operating Expenses" shall mean and include the direct and indirect costs and expenses of any kind, in each calendar year relating to the operation, maintenance, insuring, repairing, managing, use, care and ownership of the Building and the Common Areas consisting of the following:

3.2.2.1            the cost of all utilities and services provided to the Gateway Plaza and not otherwise separately metered and billed to the individual Tenants of the Building, and Landlord represents that all electric, water, sewer and other utilities to all tenants will be separately metered so that Tenant shall only be obligated to pay Tenant's Share of the utility services to the Common Areas, only;

3.2.2.2           the cost of management fees of the Gateway Plaza (which shall not exceed of the Base Rent, annually);

3.2.2.3           payments made by the Landlord for personal property taxes, if any (except those payable by Tenants), license fees, permit and inspection fees, equipment, tools and expenses of the Building;

3.2.2.4           the cost of all supplies and materials used in the operation and maintenance of the Building;

3.2.2.5           the cost of all utilities and reasonably necessary or advisable communications services for the Building, including, but not limited to, water and sewer, power, heating, lighting, air conditioning and ventilating, but only to the extent not directly metered and separately billed to the individual Tenants of the Building, and Landlord represents that all such utilities shall be separately metered to all tenant so that Tenant shall only be obligated to pay Tenant's Share of the utility services to the Common Areas, only;

3.2.2.6           the cost of all repairs, maintenance and service agreements and equipment rental agreements of the Building or for equipment therein, such as and including, but not limited to, management, security and exterminating services, alarm service, window cleanings, rubbish and snow removal, telephone, utility lines, sewer lines, sidewalks, walkways, parkways, driveways, striping, bumpers, roadways, loading and unloading areas, irrigation systems, lighting facilities, fences, gates, Tenant directories, trash disposal services, fire detection systems, including without limitation, sprinkler systems and landscape maintenance, bonds posted or amounts incurred in connection with the management or maintenance of the Building; provided, however, the foregoing shall not include leasing commissions, advertising or promotional costs or expenses, the cost of Tenant alterations, mortgage interest and principal payments, and depreciation of the Building or equipment;

3.2.2.7           the cost of all insurance applicable to the Building and the Gateway Plaza, which shall be determined on a competitive bid basis;

3.2.2.8           the cost of all accounting, legal and professional services incurred in connection with the operation of the Building; and

3.2.2.9           the cost of all repairs, replacements and improvements (other than those items which are not and may not be expensed by Landlord for federal income tax purposes, and general maintenance, including, without limitation, all costs of landscaping, parking lot, and roof repairs, with respect to the Building; provided, however the foregoing shall not include such items to the extent Landlord is compensated through the proceeds of insurance or condemnation nor such items if the incurring thereof shall be solely for the benefit of a Tenant other than Tenant and not otherwise benefitting the Premises or the Building; and

3.2.2.10           amortization of costs (together with interest at the Landlord's cost of borrowed funds from time to time) of (a) capital improvements or alterations which are reasonably anticipated to reduce (or to avoid an increase in) other Operating Expenses by an amount bearing a reasonable relationship to the amortized costs of the capital improvement or alteration, (b) capital improvements or alterations which are made by reason of any governmentally imposed requirement, whether of past, present or future origin, and whether by way of statute, regulations, rule, order, ordinance or other uses, relating to the overall or structural use, design, construction and operation of the Building, and (c) any other capital improvements or alterations which Landlord determines necessary to maintain the Building as a first class facility, including without limitation, major repairs to or replacements of parking lots, roofs and other mechanical systems within the Building, and including also any installation of direct metering not separately billed to the individual Tenants involved, such amortization in each case to be determined in each case using an amortization period equal to the shorter of (i) the useful life (as determined for accounting purposes using generally accepted accounting principles) of the capital improvement or alteration, the aggregate cost of which is less than or equal to $500,000 and (ii) ten (10) years in the case of such capital improvements or alterations, the aggregate cost of which is greater than $500,000.

Attached hereto as Exhibit "D" is a good faith estimate by Landlord of the annual Operating Expenses.  On Exhibit "D", Landlord will indicate which of the items will be capped.

3.2.3           Obligation Not Imposed. The inclusion of the improvements, facilities and services set forth in Paragraph 3.2.2 of the definition of Operating Expenses shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Gateway Plaza already has the same, Landlord al ready provides the services, or Landlord has agreed elsewhere in this Lease to provide the same or some of them.

3.2.4          Payment of Tenant's Share. Tenant's Share of Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord; subject to any express limitations as provided in this Lease.. At Landlord’s option, however, an amount may be estimated by Landlord, from time to time, of Tenant's Share of annual Operating Expenses and the same shall be payable monthly during each twelve (12) month period, or part hereof, of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expenses as aforesaid, Landlord shall deliver to Tenant within sixty (60) days after the expiration of each calendar year, or a part thereof, a reasonably detailed statement showing Tenant's Share of the actual Operating Expenses incurred during the preceding year, or a part thereof. If Tenant's payments under this Paragraph 3.2.4 during said period exceed Tenant's Share as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expenses next falling due. If Tenant's payments under this Paragraph during said period were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement.

4.             SECURITY DEPOSIT.   Tenant shall deposit with Landlord upon execution hereof $26,090.00 as security (hereinafter referred to as the "Security Deposit") for Tenant's faithful performance of Tenant's obligation hereunder.  Upon the opening of Tenant's bank for business, Tenant may substitute a letter of credit for the actual funds, provided such form of letter of credit is in form, scope and substance reasonably satisfactory to Landlord and is provided by another acceptable financial institution. The Security Deposit requirement shall be void on the third anniversary of the Commencement Date.  If Tenant fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said Security Deposit, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore said Security Deposit to the full amount then required of Tenant if the monthly rent shall, from time to time, increase during the term of this Lease.  Tenant shall, at the time of such increase, deposit with Landlord additional money as a Security Deposit so that the total amount of the Security Deposit held by Landlord shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 4. If Tenant performs all of Tenant's obligations hereunder, said Security Deposit or so much thereof as has not theretofore been applied by Landlord shall be returned without payment of interest or other increment for its use to Tenant or at Landlord's option to the last assignee, if any, of Tenant's interest hereunder on the third anniversary of the Commencement Date. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit.

5.             USE.

5.1.          Use. The Premises shall be used and occupied only for a retail banking operation with a drive-in facility or any other use which is reasonably comparable and for no other purpose.

5.2.           Compliance with Law.

5.2.1 Landlord warrants to Tenant that the Premises, in the state existing on the Commencement Date but without regard to the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code regulation or ordinance, including applicable Federal ADA and OSHA Regulations, in effect on such Commencement Date. In the event it is determined that this warranty has been violated then it shall be the obligation of the Landlord, after written notice from Tenant, to promptly, at Landlord's sole cost and expense, rectify any such violation. In the event Tenant does not give to Landlord written notice of the violation of this warranty within thirty (30) days from the date Tenant learns of the violation, the correction of same shall be the obligation of the Tenant at Tenant's sole cost.

5.2.2 Except as provided in Paragraph 5.2.1, Tenant shall, at Tenant's expense, promptly comply with all applicable federal, state, and local statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance, underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises and of the Common Areas. Tenant shall not use nor permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Gateway Plaza.

5.3.           Condition of Premises.

5.3.1           Landlord shall deliver the Premises as well as the ground floor lobby, ground floor Common Areas, parking lot, walkways and entrance, to Tenant clean and free of debris on the Commencement Date, in a completed condition free from defects in materials and workmanship, except for normal punch list items, and Landlord warrants to Tenant that the plumbing, lighting, air conditioning, and heating, in the Premises shall be in good operating condition on the Commencement Date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within ninety (90) days after the Commencement Date shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder.

5.3.2           Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in the condition existing as of the Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

5.4            Hazardous Materials.  Tenant shall not cause or permit any Hazardous Materials  (as defined herein)  to be used,  stored, transported, released, handled, produced or installed in, on or from the Gateway Plaza, the Premises or the Building.  Tenant shall indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, resulting from the existence of Hazardous Materials on the Premises, the Gateway Plaza or the Building discharged from the Premises, the Gateway Plaza or the Building or penetrating any surface or subsurface rivers or streams crossing or adjoining the Premises, the Gateway Plaza or the Building as a result of Tenant's use of the Premises, the Gateway Plaza or the Building.  "Hazardous Materials", as used herein, means and includes those elements, materials,  compounds,  mixtures  or  substances  which  are  now contained in any list of hazardous substances and/or wastes or any list of toxic pollutants adopted by the United States Environmental Protection Agency (the "EPA") or any federal,  state or local governmental agency having jurisdiction over the Gateway Plaza (such agency is hereinafter referred to as the "Environmental Agencies")  which are defined as hazardous,  toxic,  pollutant, infectious, flammable, or radioactive by any of the Environmental Laws (as defined herein) , and whether or not included in such lists, shall be deemed to include all products or substances which are or contain petroleum, petroleum constituents, natural gas, natural gas liquids, asbestos, polychlorinated biphenyls and any chemicals known to cause cancer or reproductive toxicity as published by any Environmental Agencies; provided, however, the term "Hazardous Materials" does not include small qualities of chemicals and other substances used as janitorial supplies or otherwise  customarily used  in constructing,  maintaining  and operating properties similar to the Property and provided that all such chemicals and other substances are properly handled and stored in accordance with all Environmental Laws.   In the event of a breach of the provisions of this Paragraph, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease or at law, to require Tenant to remove any Hazardous Materials from the Premises in the manner prescribed for such removal by laws and requirements of any public authorities. The provisions of this Paragraph shall survive the expiration or termination of this Lease. As used herein, the term "Environmental Laws" means and includes any Federal, State, or local statute, law, ordinance,  code,  rule,  regulation,  judgment,  order or decree regulating, relating to or imposing liability or standards of conduct concerning,  any hazardous,  toxic or dangerous waste, substance, pollutant, contaminant, element, compound, mixture or material, as now in effect including, without limitation,  the Federal Comprehensive Environmental Response,  Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. 1801 et seq., the Federal Clean Air Act 42 U.S.C. 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Emergency Planning and

Community Right-to-Know Act, 42 U.S.C. 11001 et seq., and all rules and regulations of any of the Governmental Authorities.   The provisions hereof shall survive the termination of the Lease.

5.5           Proscribed Uses. Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which in any manner in the discretion of Landlord: (i) violates the Certificate of Occupancy for the Premises or the Building; (ii) causes or is liable to cause injury to the Premises or the Building or any equipment, facilities or systems therein; (iii) or constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (iv) impairs or tends to impair the character, reputation or appearance of the Building as a first-class facility; (v) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (vi) annoys or inconveniences or tends to annoy or inconvenience other Tenants or occupants of the Building; (vii) constitutes a nuisance, public or private; (viii) makes unobtainable from reputable insurance companies authorized to do business in Pennsylvania all risk property insurance, or liability, elevator, boiler or other insurance at standard rates required to be furnished by Landlord under the terms of any mortgages covering the Premises; or (ix) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise.

6.              MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

6.1.          Landlord's Obligation. Landlord shall arrange for and oversee (as a component of its management fee) the provision of services required to maintain the Common Areas for which there is an Operating Expense. Landlord shall have no obligation to make repairs under this Paragraph 6.1 until a reasonable time not exceeding five days or less depending on the nature of the required repair, after receipt of written notice from Tenant of the need for such repairs. In the event of Landlord's failure to make such repairs, Tenant, after written notice to Landlord, may make such repairs at Landlord's cost. Landlord shall not be liable for damages or loss of any kind or nature by reason of Landlord's failure to arrange for any Common Area services when such failure is caused by accident, breakage, repairs, strikes, lockout, Force Majeure or other labor disturbances or disputes of any character or by any other cause beyond the reasonable control of Landlord.

6.2.          Tenant's Obligations.

6.2.1           Subject to the provision of Paragraphs 5 (Use), 6.1  (Landlord's Obligations),  and 8  (Damage or Destruction), Tenant, at Tenant's expense, shall keep in good order, condition and repair,  the Premises and their fixtures and improvements therein including, without limitation, the property which is deemed Landlord's and Tenant's and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Tenant) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Tenant shall procure and maintain, at Tenant's expense, a heating, ventilating and air conditioning system maintenance contract), electrical and lighting facilities, and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights, if any, located within the Premises, whether ordinary, extraordinary, foreseen or unforseen. Tenant shall annually provide Landlord, during the term of this Lease, with satisfactory evidence of the maintenance contract required hereunder. Landlord reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the entire cost thereof. All repairs in and to the Premises for which Tenant is responsible shall be promptly performed by Tenant in a manner which will not interfere with the use of the Building by others. Any repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible may be performed by Landlord at Tenant's expense; but, Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form and amount as Landlord shall deem necessary to assure the payment for such work by Tenant.

6.2.2   If Tenant fails to perform Tenant's obligations under this Paragraph 6.2 or under any other Paragraph of this Lease, Landlord may enter upon the Premises after ten (10) days' prior written notice to Tenant (except in the case of emergency, in which event no notice shall be required), perform such obligations on Tenant's behalf and put the Premises and/or Building in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Landlord together with Tenant's next Base Rent installment.

6.2.3   On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of debris.  Any damage or deterioration of the Premises and/or the Building shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices.  Tenant shall repair any damage to the Premises and/or Building occasioned by the installation or removal of Tenant's trade fixtures,   alterations,   furnishings,   and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave the air lines, power panel, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing, if any, on the Premises in good operating condition.

6.3.          Alteration and Additions.

6.3.1           Tenant shall not, without Landlord's prior written consent make any alterations, improvements, additions, or utility installations in, on, or about the Premises, or the Gateway Plaza except for nonstructural alterations to the Premises not exceeding Ten Thousand and 00/100($10,000.00) Dollars in cumulative costs, during the term of this Lease. In any event, whether or not in excess of Ten Thousand and 00/100 ($10,000.00) Dollars in cumulative cost, Tenant shall make no change or alteration to the exterior of the Premises nor the exterior of the Building nor the Gateway Plaza without Landlord's prior written consent. Landlord acknowledges receipt of Tenant's plans and specifications for Tenant's initial leasehold improvements and hereby consents to the same. Such initial leasehold improvements need not be removed upon termination of the Lease.  As used in this Paragraph 6.3 the term "Utility Installation" shall mean air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, sprinkler equipment, and fencing. Should Tenant make any alterations, improvements, additions or Utility Installations without the prior approval of Landlord, Landlord may at any time during the term of this Lease, require that Tenant remove any or all of the same at Tenant's sole cost and expense.

6.3.2          Any alterations, improvements, additions or Utility Installations in or about the Premises or the Gateway Plaza that Tenant shall desire to make and which requires the consent of the Landlord shall be presented to Landlord in written form, with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work, and the compliance by Tenant of all conditions of said permit in a prompt and expeditious manner.

6.3.3          Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, or the Gateway Plaza, or any interest therein.  Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law.  If Tenant shall in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises or the Gateway Plaza, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises and the Gateway Plaza free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's attorneys’ fees and costs in participating in such action if Landlord shall decide it is to Landlord's best interest to do so.

6.3.4           All alterations, improvements, additions, and Utility Installations (whether or not such Utility Installation constitute trade fixtures of Tenant) , which may be made on the Premises, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Landlord requires their removal pursuant to Paragraph 6.3.1, provided that upon termination of the Lease, Tenant may remove at its expense, ATM machines, night depository equipment, drive-thru equipment and security systems. Tenant shall repair any damage caused by such removal. Notwithstanding the provisions of this Paragraph 6.3.4, Tenant's machinery and equipment other than that described in the preceding sentence and other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 6.2.

6.4.           Utility Additions. Landlord reserves the right to install new or additional utility facilities throughout the Building, the Premises, and the Common Areas for the benefit of Landlord or Tenant, or any other Tenant of the Gateway Plaza, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Tenant's use of the Premises.

7.              INSURANCE; INDEMNITY.

7.1.           Liability Insurance--Tenant. Tenant shall, at Tenant's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Tenant and Landlord against any liability arising out of the use, occupancy, or maintenance of the Premises and the Gateway Plaza. Such insurance shall be in an amount not less than Three Million ($3,000,000) Dollars per occurrence. The policy shall insure performance by Tenant of the indemnity provisions of this Paragraph 7. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant's policy shall contain a clause stating that Tenant's insurance is primary and noncontributory, and Landlord shall be named as an additional insured.

7.2.           Liability Insurance--Landlord. Landlord shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily injury and property Damage Insurance, insuring Landlord, but not Tenant, against any liability arising out of the ownership, use, occupancy or maintenance of the Gateway Plaza in an amount not less than Three Million ($3,000,000) Dollars per occurrence.

7.3.           Property Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Gateway Plaza, including the Building and improvements, but not Tenant's personal property, fixtures, equipment or Tenant improvements, in an amount hot to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises) and special extended perils ("all risk" as such term is used in the insurance industry). Tenant shall be responsible to replace loss of rental income (in an amount solely determined by Landlord), and any such other insurance as Landlord deems advisable.

7.4           Payment of Premium Increase.

7.4.1           After the term of this Lease has commenced, Tenant shall not be responsible for paying Tenant's Share of any increase in the property insurance premium for the Gateway Plaza specified by Landlord's insurance carrier as being caused by the use, acts or omission of any other Tenant of the Gateway Plaza, or by the nature of such other Tenant's occupancy which create an extraordinary or unusual risk.

7.4.2           Tenant, however, shall pay the entirety of any increase in the property insurance premium for the Gateway Plaza over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

7.5.           Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue or "Best's Insurance Guide". Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall deliver to Landlord copies of liability insurance policies required under Paragraph 7.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof.

7.6.           Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage to the Building (including Loss of Income) arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

7.7.           Indemnity. Tenant shall indemnify and hold harmless Landlord from any and all claims arising from Tenant's use of the Gateway Plaza, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding that may be brought against Landlord by reason of any such claim. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon, or about the Gateway Plaza arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord or arising from the negligence, acts or omissions to act of the Tenant, licensees, invitees, and from any and all costs.  The foregoing indemnity provisions shall not apply to any damages, claims, expenses or limitations arising out of the gross negligence or intentional acts of Landlord.

7.8.          Exemptions of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises or the Gateway Plaza, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Gateway Plaza, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other Tenant, occupant or user of the Gateway Plaza, nor from the failure of Landlord to enforce the provisions of any other lease of the Gateway Plaza. The foregoing exemptions shall not apply to the gross negligence or intentional acts of Landlord.

8.             DAMAGE OR DESTRUCTION.

8.1.           Definitions.

8.1.1           "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent (50%) of the then replacement cost of the Premises.

8.1.2           "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then replacement cost of the Premises.

8.1.3           "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then replacement cost of the Building.

8.1.4           "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then replacement cost of the Building.

8.1.5           "Insured Loss" shall mean damage or destruction which was covered by an event required to be covered by the insurance described in Paragraph 7. The fact that an insured Loss has a deductible amount shall not make the loss an uninsured loss.

8.1.6           "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by the Tenant.

8.2.           Premises Partial Damage:  Premises Building Partial Damage.

8.2.1           Insured Loss. Subject to the provisions of Paragraphs 8.4 and 8.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Landlord shall, at Landlord's expense, repair such damage to the Premises, but not Tenant's fixtures, equipment or Tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect and to the extent of insurance proceeds received, repair such damage to the Premises, but not Tenant's fixtures, equipment or Tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

8.2.2           Uninsured Loss. Subject to the provisions of Paragraph 8.4 and 8.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make repairs at Tenant's expense), which damage prevents Tenant from using the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect; or (ii) give written notice to Tenant within twenty (20) days after the date of the occurrence of such damage, of its intention to cancel and terminate this Lease. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within twenty (20) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such twenty (20) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage and the parties hereto shall have no further rights or liabilities one to the other hereunder or otherwise.

8.3           Premises Total Destruction; Premises Building Total Destruction.

8.3.1           Subject to the provisions of Paragraphs 8.4 and 8.5, if at any time during the term of this Lease there is damage, covered by an Insured Loss, and which falls into the classification of either: (i) Premises Total Destruction; or (ii) Premises Building Total Destruction; then Landlord shall repair such damage or destruction, to the extent of Landlord's receipt of insurance proceeds covering such loss and subject to the consent of Landlord's mortgagee, but not Tenant's fixtures, equipment or Tenant improvements, as soon as reasonably possible at Landlord's expense, and this Lease shall continue in full force and effect.

8 .4           Damage Near End of Term.

8.4.1           Subject to Paragraph 8.4.2, if at any time during the last six (6) months of the term of this Lease there is damage whether or not it is an Insured Loss which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, Landlord may at Landlord's option cancel and terminate this Lease on or as of the date of occurrence of such damage by giving written notice to Tenant as of Landlord's election to do so within twenty (20) days after the date of occurrence of such damage and the parties hereto shall have no further rights or liabilities one to the other hereunder, or otherwise.

8.4.2           Notwithstanding Paragraph 8.4.1, in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Total Damage during the last six (6) months of the term of this Lease. If Tenant duly exercises such option during said twenty (20) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures, equipment or Tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise said option during said twenty (20) day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

8.5           Abatement of Rent; Tenant's Remedies.

8.5.1           In the event Landlord repairs or restores the Premises pursuant to the provisions of this Paragraph, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree in which Tenant's use of the Premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, unless caused by Landlord's willful acts or gross negligence.

8.5.2           If Landlord shall be obligated to repair or restore the Premises under the provisions of this Paragraph and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may at Tenant's option make such repairs at Landlord's cost, in which case Tenant shall be entitled to the receipt of the insurance proceeds covering such loss, provided Landlord's mortgagee consents thereto, or cancel and terminate this Lease by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice and the parties hereto shall have no further rights or liabilities one to the other hereunder, or otherwise, provided, however, that each party shall retain any rights or causes of action arising from the other party's default during the term of this Lease.

8.6           Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 8, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

8.7           Waiver. Landlord and Tenant waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

9.             REAL PROPERTY TAXES.

9.1           Payment of Taxes.  Landlord shall pay the real property tax as defined in Paragraph 9.3, applicable to the Gateway Plaza subject to reimbursement by Tenant of Tenant's Share of such taxes in accordance with the provisions of Paragraph 3.2, except as otherwise provided in Paragraph 9.2.

9.2           Additional Improvements. Tenant shall not be responsible for paying Tenant's Share of any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Gateway Plaza by other Tenants or by Landlord for the exclusive enjoyment of such other Tenants. Tenant shall, however, pay to Landlord at the time that Operating Expenses are payable under Paragraph 3.2.3 the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Tenant or at Tenant's request.

9.3           Definition of "Real Property Tax".  As used herein, the term "Real Property Tax" shall include any real estate tax or assessment, general, special, ordinary or extraordinary, levy or tax (other than inheritance, personal income, business privilege, license or other tax based on Landlord's rental receipts or income, or estate taxes), imposed on the Gateway Plaza or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Gateway Plaza or in any portion thereof.  The term "Real Property Tax” shall also include any tax,  fee,  levy, assessment or charge: (i) in substitution of, partially or totally, any tax,  fee,  levy, assessment or charge hereinabove included within the definition of "Real Property Tax"; or (ii) the nature of which was hereinbefore included within the definition of "Real Property Tax".

9.4           Joint Assessment. If the Gateway Plaza is not separately assessed, Tenant's Share of the Real Property Tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive. Landlord shall use its best efforts to have the Gateway Plaza taxed as a separate parcel.

9.5           Personal Property Tax.

9.5.1           Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.

When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

9.5.2           If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

10.           UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay at Landlord's option either Tenant's Share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Building.

11.           ASSIGNMENT AND SUBLETTING.

11.1         Consent Required.  Subject to any provisions of this Paragraph to the contrary, Tenant shall not, without the prior written consent of the Landlord,  which consent shall not be unreasonably withheld or delayed: (i) assign, convey or mortgage this Lease or any interest hereunder;  (ii) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; (iv) advertise as available for sublet or assignment all or any portion of the Premises; or (v) permit the use of the Premises by any parties other than Tenant and its employees.  Any such action on the part of Tenant shall be void and of no effect.  There shall be no partial assignment of Tenant's interest in this Lease.  The term "sublease" and all words derived therefrom as used in this subparagraph, shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease.  Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, sublessee or transferee as the Tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent Tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer.  Landlord may condition its consent upon execution by the  sublessee  or  assignee of  an  instrument  confirming  such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder insofar as such waivers and indemnities relate to the affected space.  Without limitation of the foregoing, Tenant agrees to indemnify, defend and hold Landlord and its employees, agents, their members, officers and partners harmless from and against any claims made by any broker or finder for a commission or fee in connection with any subleasing or assignment by Tenant or any sublessee or assignee of Tenant.

Tenant agrees that Landlord shall be acting reasonably when such consent is not granted if the prospective sublessee or assignee:  (i)  in the reasonable judgment of Landlord, is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building;  (ii) in the reasonable judgment of Landlord, the purposes for which the Premises are intended to be used are not in keeping with the standards of Landlord for the Building, or are in violation of the terms of any other leases in the Building, it being understood that the purpose for which subtenant or assignee intends to use the Premises may not be in violation of this Lease; (iii) the portion of the Premises to be sublet does not have appropriate means of ingress and egress and suitable for normal renting purposes for the portion of the Premises to be sublet or assigned;  (iv) is a government (or a subdivision or agency thereof) intending to use the Premises other than for general business offices; (v) does not, in the reasonable judgment of Landlord, have adequate financial strength; (vi) Tenant is in Default under this Lease; or (vii) is or was during the term of this Lease a Tenant of Landlord or a related entity in this Building or another building of Landlord or a related entity. Landlord's consent to any subletting or Landlord's election to accept any subtenant or assignee as the Tenant hereunder and to collect rent from such subtenant shall not  release Tenant or any subsequent Tenant from any covenant or obligation under this Lease.

11.2          Information Required. If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease a written notice which includes: (i) all documentation then available related to the proposed sublease or assignment (copies of final executed documentation to be supplied on or before the effective date); and (ii) sufficient information to permit Landlord to determine the identity and character of the proposed sublessee or assignee and the financial condition of the proposed assignee.

11.3          Landlord's Alternatives. In addition to withholding its consent Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant assigns or sublets in violation of this Lease. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the later of (i) the date for possession by such unapproved subtenant or assignee, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

11.4          Consent. In the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord's consent, if Landlord consents, Tenant shall pay to Landlord any reasonable attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease.

11.5          Restrictions on "in Substance" Assignments. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, Tenant shall be deemed an assignment of this Lease and subject to the provisions of this Paragraph. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a direct or indirect controlling interest in the capital stock of Tenant, in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Paragraph. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant. Provided, however, that Tenant's merger with or into another existing banking institution or the purchase of substantially all the assets of Tenant by an existing banking institution shall be permitted and shall not be considered an assignment of this Lease.

12.            DEFAULT; REMEDIES.

12.1          Default. The occurrence of any one or more of the following events shall constitute a material default (hereinafter referred to as a "Material Default" or "Default") of this Lease by Tenant:

12.1.1         The vacating or abandonment of the Premises by Tenant.

12.1.2          The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes such notice to pay rent or quit shall also constitute the notice required by this subparagraph.

12.1.3          Except as otherwise provided in this Lease, the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph 12.1.2, supra, where such failure shall continue for a period of thirty (3 0) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (3 0) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable unlawful detainer statutes.

12.1.4         (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days) ; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored by Tenant within thirty (3 0) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, which such seizure is not discharged within thirty (30) days. In the event that any provision of this Paragraph 12.1.4 is contrary to any applicable law, such provision shall be of no force or effect.

12.1.5         The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any sublessee of Tenant, any successor in interest of Tenant was materially false.

12.1.6         The foregoing notwithstanding, Tenant shall not be considered in default if it disputes in good faith Tenant's Share of any Operating Expenses claimed by Landlord and pays the amount acknowledged by Tenant to be due and thereafter immediately pays the disputed amount upon receiving supporting information and documentation from Landlord.

12.2          Remedies. In the event of any such Material Default by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Default:

12.2.1         Terminate Tenant' right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the amount of the unpaid Rent for the balance of the term; that portion of the leasing commission paid by Landlord  applicable  to  the  unexpired  term  of  this  Lease; unamortized Tenant improvement work.

12.2.2          Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

12.2.3          Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate than allowable by law.

12.3          Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (3 0) day period and thereafter diligently prosecutes the same to completion.

12.4          Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.   Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any  mortgage  of  trust  deed  covering  the  Gateway  Plaza. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount.   The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will  incur  by  reason  of  late  payment  by  Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of any of the aforesaid monetary obligations of Tenant, the Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 3.1 or any other provision of this Lease to the contrary.

13.           CONDEMNATION. If the Premises or any portion thereof or the Gateway Plaza are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein referred to as  "Condemnation"),  this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of that portion of the Common Areas designated as parking for the Gateway Plaza is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing only within twenty (20) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within twenty (20) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premisses remaining, except that the rent shall be reduced in the proportion that the floor areas of the Premises taken bears to the total floor area of the Premises. No reduction of Rent shall occur if the only area taken is that which does not have the Premises located thereon.  Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separated award for diminution in value of the leasehold or for loss of or damage to Tenant's trade fixtures and removable personal property.  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation,  repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefore by the condemning authority. Tenant shall pay any amount in excess or such severance damages required to complete such repair.

14.           ESTOPPEL CERTIFICATE.

                 14.1          Each party (hereinafter referred to as the "Responding Party"), shall, at its own expense, at any time upon not less than ten (10) days' prior written notice form the other party (hereinafter referred to as the "Requesting Party") execute, acknowledge, and deliver to the Requesting Party a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) , and the date to which the rent and other charges are paid in advance, if any; and (ii) acknowledging that there are not, to the Responding Party's knowledge, any uncured Defaults on the part of the Requesting Party, or specifying such Defaults if any are claimed.

Any such statement may become conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the Requesting Party.

                 14.2          At the Requesting Party's option, the failure to deliver such statement within such time shall be a Material Default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that: (i) this Lease is in full force and effect, without modification except as may be represented by the Requesting Party; (ii) there are no uncured Defaults in the Requesting Party's performance; and (iii) if Landlord is the Requesting Party, not more than one (1) month's Rent has been paid in advance.

                 14.3          If Landlord desires to finance, refinance, or sell the Property, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purpose herein set forth.

15.           LANDLORD'S LIABILITY.

                15.1          The term "Landlord" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a Tenant's interest in a ground lease of the Gateway Plaza; and in the event of any transfer of such title or interest, Landlord herein named (and in the case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

                15.2          The liability of Landlord to Tenant or any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Gateway Plaza and Tenant agrees to look solely to Landlord's interest in the Gateway Plaza for the recovery of any judgment from the Landlord, it being intended that neither Landlord nor any member, partner or principal of Landlord nor any other property disclosed or undisclosed of such partners or principals  shall  be  personally  liable  for  any  judgment  or

16.           SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

17.           INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

18.           TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

19.           ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including but not limited to, Tenant's Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent, and payable as additional Base Rent.

20.           INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker, if any, on this transaction nor the Landlord or any employee or agents of any such persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Building and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety and Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

21.           NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Tenant or the Landlord at the address noted below:

Landlord:	Gateway Associates, LLC
54 S. Commerce Way, Suite 175
Bethlehem, PA 18017-8915

With copies to:
Richard E. Thulin
2509 Center Street
Bethlehem, PA 18017

Nicholas M. Zumas, Esquire
54 S. Commerce Way, Suite 172
Bethlehem, PA 18017

Tenant:	Embassy Bank
100 Gateway Drive, Suite 100
Bethlehem, PA 18017-8915

With a copy to:
Fredric C. Jacobs, Esquire
214 Bushkill Street
Easton, PA 18042

Either party may by notice to the other specify a different address for notice purposes except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

22.           WAIVERS. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision herein or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereto, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

23.           RECORDING. Tenant shall, upon request of the Landlord, execute, acknowledge, and deliver to Landlord in recordable form a "short form" memorandum of this Lease for recording purposes.

24.           HOLDING OVER. In the event of holding over by Tenant without Landlord's written consent after the expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession, Tenant shall, throughout the entire holdover period, pay Rent equal on a per diem basis, to one and one-half (1 1/2) times the Base Rent, as adjusted under Exhibit "C" hereto, which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No holding over by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease.

25.           CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible be cumulative with all other remedies at law or in equity.

26.           COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

27.           BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant and subject to the provisions of Paragraph 15, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania and any litigation concerning this Lease between the parties hereto shall be initiated in Northampton County.

28.           SUBORDINATION.

28.1 This Lease, and any Option granted hereby, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Gateway Plaza and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms, if any mortgagee, trustee or ground Landlord shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior to or subsequent to the date of said mortgage, deed or trust, or ground lease or the date of recording thereof.

28.2          Tenant, at its sole cost and expense, agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, whether precipitated by Landlord or a proposed transferee of Landlord. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Paragraph 28.2.

29.           ATTORNEYS' FEES.  If either party named herein brings an prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court.

30.           LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right upon reasonable notice and in a manner which does not interfere with Tenant's business or compromise the security of Tenant's banking offices, to enter the Premises at reasonable times for the purpose of extending any utilities, services or related items, inspecting the Premises, showing the Premises to prospective purchasers, lenders, or Tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time, place on or about the Building any ordinary "For Sale" signs and Landlord may at any time during the last one hundred twenty (12 0) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All activities of Landlord pursuant to this Paragraph shall be without abatement of Rent, nor shall Landlord have any liability to Tenant for the same.

31.           AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

32.           SIGNS. Tenant shall not place any sign upon the Premises or the Gateway Plaza without Landlord's prior written consent. Under no circumstances shall Tenant place a sign on any roof of the Gateway Plaza. By separate letter agreement contemporaneous with the execution of this Lease, Landlord and Tenant have agreed upon interior and exterior signage, subject to any Township approvals.

33.           MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

34.           CONSENTS. Except for Paragraph 31, supra, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

35.           GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Tenant under this Lease, and shall execute and deliver the Guaranty substantially in the form contained in Exhibit "D", which is attached hereto and made a part hereof.

36.           QUIET POSSESSION. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Gateway Plaza, subject to Paragraph 15.

37.           OPTIONS.

37.1         Definition. As used in this Paragraph, the word "Option" shall mean the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord.

37.2         Option Personal . Each Option that may be granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant; provided, however, that an Option may be exercised by or assigned to any Tenant Affiliate as defined in Paragraph 11.2 of this Lease. The Option, if any, herein granted to Tenant is not assignable separate and apart from this Lease, nor many any Option be separated from this Lease in any manner, either by reservation or otherwise. The foregoing notwithstanding, all Options may be exercised by any Assignee or Sublessee permitted under Section 11, above, or which is consented to by Landlord.

37.3         Multiple Options. In the event that Tenant has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

37.4         Effect of Default on Options.

37.4.1         Tenant shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the time commencing from the date Landlord gives to Tenant a notice of Default pursuant to Paragraph 12.1.2 or 12.1.3 and continuing until the noncompliance alleged in said notice of Default is cured; or (ii) during the period of time commencing on the date after any monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid; or (iii) at any time after an event of Default described in Paragraphs 12.1.1, 12.1.4, or 12.1.5 (without any necessity of Landlord to give notice of such Default to Tenant) ; nor (iv) in the event that Landlord has given to Tenant three (3) or more notices of Default under Paragraph 12.1.2, or Paragraph 12.1.3, whether or not the Defaults are cured, during the twelve (12) month period of time immediately prior to the time that Tenant attempts to exercise the subject Option.

37.4.2         The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of Paragraph 3 7.4.1.

37.4.3         All rights of Tenant under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option; if, after such exercise and during the term of this Lease: (i) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30)  days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant) ; or (ii) Tenant fails to commence to cure a Default specified in Paragraph 12.1.3 within thirty (30) days after the date that Landlord gives notice to Tenant of such Default and/or Tenant fails thereafter to diligently prosecute said cure to completion; or (iii) Tenant commits a Default described in Paragraph 12.1.1, 12.1.4, or 12.1.5 (without any necessity of Landlord to give notice of such Default to Tenant) ; or (iv) Landlord gives to Tenant three (3) or more notices of Default under Paragraph 12.1.2, or Paragraph 12.1.3 within a period of twelve (12) months, whether or not the Defaults are cured.

37.5         Option to Renew. Provided Tenant is not in Default in the performance of any of its obligations under this Lease, or any renewal thereof, upon written notice to Landlord on or before one hundred eighty (180) days prior to the Termination Date of this Lease, or any extension thereof, Tenant may elect to extend the term hereof for a period of five (5) terms of five (5) additional years each. Said extended terms of five (5) years each shall be on the terms of this Lease except that the Base Rent payable during such renewal term shall be at the then prevailing market rate for comparable space in the Building as determined by mutual agreement of Landlord and Tenant, but no less than the most recent Base Rent as increased in Exhibit "C"; and further provided, that if Landlord and Tenant cannot reach mutual agreement on the Base Rent for such renewal term within thirty (30) days of written receipt by Landlord of Tenant's written notice of exercise of its option, then the Base Rent for such renewal term shall be determined as follows:

37.5.1         Tenant shall hire, at its expense, a licensed, independent real estate appraiser who shall deliver a fair market rental appraisal of the Premises within thirty (30) days of the date on which Landlord and Tenant fail to reach agreement on Landlord's proposed Base Rent.

37.5.2          If Landlord disagrees with Tenant's appraiser's Base Rent amount, then Landlord, at its expense, shall hire a licensed, independent real estate appraiser with shall deliver a fair market rental value appraisal of the Premises within thirty (30)  days  of  the  date  on  with Landlord  receives  Tenant's Appraiser's appraisal.

37.5.3          If the two appraisals are within ten percent of each other, then the average of the two shall be the base rent for the Renewal Term. If the two appraisals are not within ten percent of each other, then the two appraisers shall select a third licensed, independent appraiser who shall deliver an appraisal within thirty (30) days of the date the second appraiser's appraisal is delivered. The Base Rent for the Renewal Term shall then be the average of the third appraisal and whichever of the first two appraisals is closest to the third appraisal. If the third appraisal is exactly in the middle of the first two appraisals, then the third appraisal amount shall be the Base Rent for the Renewal Term.

38.           SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Gateway Plaza. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, licensees, invitees, and the property of Tenant and of Tenant's agents and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Gateway Plaza or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Paragraph 3.2.2.

39.           EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights, and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps, and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a Material Default of this Lease by Tenant without the need for further notice to Tenant.

40.           PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

41.           AUTHORITY. If Tenant is a corporation, limited liability company, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity; if Tenant is a corporation, limited liability company, trust, or partnership, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

42.           CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten provisions.

43.           LANDLORD'S LIEN. Tenant hereby grants to Landlord - a statutory Landlord's lien on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien of Landlord for payment of all Base Rent, additional rent and other sums agreed to be paid by Tenant herein as provided by Pennsylvania law. Landlord agrees to sign subordination agreements and lien waivers as Tenant may reasonably request to permit Tenant to lease ro finance the purchase of equipment to be used on the Premises.

44.           ATTORNEYS' FEES.  In the event either party Defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees, plus interest thereon at the highest rate permitted by law.

45.           NO IMPLIED WAIVER. No provision of this Lease shall be deemed to have been waived by Landlord unless such a waiver is in writing signed by Landlord. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or purse any other remedy in this Lease herein provided. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord and Tenant. The payment by Tenant of Rent or the receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

46.           EXTERIOR SIGNS. Tenant shall be responsible for the maintenance, repair, and replacement of all signage for the Premises. All exterior signs must be approved by Landlord prior to their installation, provided that such approval will not be unreasonably withheld or delayed and provided that such approval will be granted if the signage is in conformity with applicable zoning and sign ordinances.

47.           FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

48.           TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, Gateway Plaza and property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties and the transferee of the Building, or of the land upon which it is situate and the Building that the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

49.           OFFER. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by Landlord and Tenant.

50.           BROKERS. Landlord and Tenant warrant that no real estate broker or brokerage firm other than Grubb & Ellis (hereinafter referred to as the "Broker"), whose fees shall be paid by Landlord, has participated in bringing about this Lease and Landlord and Tenant agree to hold each other harmless and to indemnify each other from all claims of other arising out of the negotiation or entering into of this Lease. Landlord agrees to pay the Broker a commission for services in connection with this Lease pursuant to a separate agreement between Landlord and Broker.

51.           CONSENTS.  Any consents required of Landlord or Tenant under this Lease shall not be unreasonably withheld or delayed.

52.           ADDENDUM. Exhibit "B", which is attached hereto and made a part hereof is the Plans and Specifications which contain the terms and conditions of Landlord's and Tenant's obligations in the finishing of the Premises for Tenant's use. Also attached hereto is an addendum or addenda containing Paragraph Al which constitute a part of this Lease.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE

WITNESS:	LANDLORD: GATEWAY ASSOCIATES, LLC

/s/ Charles Diacount	/s/ Richard Thulin,
Manager, Arcadia Properties

Executed on: 6-11-01	Address:	54 South Commerce
Way, Suite 175
Bethlehem, PA 18017

WITNESS/ATTEST:	TENANT: EMBASSY BANK

/s/ Judith A. Hunsicker	/s/ David M. Lobach Jr.

Executed on: 6-11-01	Address:	100 Gateway Drive,
Suite 101
Bethlehem, PA 18017